SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 5, 2006 (May 30, 2006)

Date of Report (Date of earliest event reported)
Hayes Lemmerz International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
HLI Operating Company, Inc.

Delaware	333-107539	30-0167742

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
15300 Centennial Drive, Northville, Michigan 48168
(Address of principal executive offices)                      (Zip Code)
(734) 737-5000

(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
ITEM 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Receivables Financing Agreement, dated as of May 30, 2006
Originating Purchase Agreement, dated as of May 30, 2006
Secondary Purchase Agreement, dated as of May 30, 2006
Press Release Issued on May 31, 2006

ITEM 1.01	Entry into a Material Definitive Agreement
     The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Structure. On May 31, 2006 Hayes Lemmerz International, Inc. (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the establishment of a $65 million accounts receivable securitization program, effective as of May 30, 2006. As part of the program, HLI Operating Company, Inc. (“HLIOC”), a wholly-owned subsidiary of the Company, entered into a Receivables Financing Agreement (the “Financing Agreement”) with Hayes Funding II, Inc. (“Funding II”), the financial institutions from time to time party thereto (“Lenders”) and Citicorp USA, Inc. (“Citicorp”), as the program agent for the Lenders. Additionally, certain operating subsidiaries of the Company (collectively, the “Originators”) entered into an Originator Purchase Agreement (the “OPA”), with Hayes Funding I, LLC, a wholly-owned subsidiary of the Originators (“Funding I”), and Funding I entered into a Secondary Purchase Agreement (the “SPA”) with Funding II. Under this receivables securitization facility, the Originators sell or contribute as capital all of their eligible U.S. accounts receivable (and certain eligible Canadian accounts receivable) to Funding I, which in turn sells or contributes those receivables to Funding II, a wholly-owned subsidiary of Funding I. Both Funding I and Funding II were formed for the sole purpose of entering into receivables facilities.
     Pursuant to the facility, Funding II obtains financing from the Lenders by pledging the receivables as collateral for revolving borrowings. The cash obtained by Funding II is used to pay Funding I a portion of the purchase price for the receivables. The balance of the purchase price is paid by the issuance of a subordinated note from Funding II payable to Funding I or is treated as capital contributions from Funding I to Funding II. In turn, Funding I uses the cash it receives from Funding II to pay a portion of the purchase price for the receivables to the Originators. The balance of the purchase price is paid by the issuance of a subordinated note from Funding I payable to the Originators or is treated as capital contributions from the Originators to Funding I. The cash flow from the collection of the receivables is used to repay borrowings from the Lenders, purchase newly generated receivables from Funding I, pay down the subordinated note issued to Funding I and to make dividend distributions to Funding I (to the extent permitted by the securitization facility). Funding I in turn uses the cash it receives from Funding II to purchase newly generated receivables from the Originators, pay down the subordinated notes issued the Originators and make dividend distributions to the Originators. The Company has undertaken to guaranty certain obligations of the Originators and HLIOC under the securitization facility.
     The Company structured the transfers of receivables by the Originators to Funding I and by Funding I to Funding II as “true sales” under applicable laws. Funding II retains the receivables it acquires from Funding I. Funding II is not consolidated on the Company’s financial statements and the assets of Funding II are not available to pay creditors of the Company or of its subsidiaries or affiliates. To secure the performance of its obligations under the receivables facility, Funding II granted a first priority security interest to Citicorp, as agent for the Lenders, in all receivables owned by it and in all proceeds and collections of those receivables. Citicorp and the other Lenders under the securitization facility have no recourse to the assets of the Company, HLIOC or the Originators for losses resulting from the financial inability of customers to pay amounts due on the receivables when they become due, although in certain circumstances the Originators may become obligated to repurchase receivables from Funding I, which also becomes obligated to repurchase such receivables from Funding II. As long as a termination event under the receivables facility has not occurred, HLIOC will service, administer and collect the receivables under the receivables facility as agent on behalf of Funding II and the Lenders. In exchange for these services, HLIOC will receive a servicing fee determined on an arms-length basis.
     This facility replaces the securitization facility established by the Company on December 9, 2004 among HLIOC, HL Funding II, Inc., CAFCO, LLC, Citibank, N.A. and Citicorp North America, Inc. All borrowings under the prior facility were paid off at the closing of the new facility. The receivables financed under the prior facility were purchased by Funding I and sold to Funding II, which pledged them to Citicorp to secure borrowings under the new facility.
     Available Amounts. The amount of funds available under the receivables facility will be based upon the amount of eligible receivables, concentration limits and various reserves required by the facility, which may be adjusted from time to time by Citicorp as program agent in its reasonable credit judgment. Accordingly, availability may fluctuate over time given changes in eligible receivables balances and calculation of reserves, but will not exceed the $65 million program limit.
     Costs. The Company’s financing costs associated with the receivables facility will generally be equal to a Eurodollar reserve adjusted rate plus 2.50%, although in certain circumstances described in the Financing Agreement the financing costs will be equal to the higher of Citibank’s base rate plus 1.50% or an average federal funds rate plus 2.0%. Funding II pays ongoing monthly liquidity fees based on the unused portion of the $65 million receivables facility during the preceding month multiplied by 0.50% per annum. Funding II pays Citicorp an annual program agent fee and collateral monitoring fee and also pays Citicorp’s audit and legal fees and other out-of-pocket expenses related to the facility. Funding II also paid certain one time fees in connection with the establishment of the facility.
     Representations, Warranties, Covenants and Indemnities. The facility contains representations, warranties, covenants, and indemnities customary for facilities of this type. The facility does not contain any covenants that the Company views as materially constraining the activities of it or (except for Funding II) its subsidiaries.
     Termination. The receivables facility is scheduled to expire on June 3, 2008. Funding II can discontinue borrowing against receivables under the facility at any time without material cost. Under limited circumstances, Citicorp, as agent for the Lenders, can terminate the facility. Termination events are customary for facilities of this type and include, among others:
•	non-performance by Funding II, the Originators, HLIOC or the Company of their agreements under the facility;

•	inaccuracy of the representations and warranties of Funding II, the Originators and HLIOC in the facility;

•	payment defaults by Funding II, the Originators, HLIOC or the Company with respect to debt in excess of a certain principal amount;

•	certain statistics concerning collections of the receivables not meeting specified criteria;

•	the facility principal exceeding the borrowing base at the end of a cure period;

•	events that materially adversely affect the collectibility of the receivables or the ability of Funding II, the Originators, HLIOC or the Company to perform their obligations under the transaction documents;

•	insolvency events regarding Funding II, the Originators, HLIOC or the Company;

•	the security interest in the receivables ceasing to be a valid and perfected first priority security interest;

•	a change in control of the Company;

•	rendering of judgments in excess of a certain amount against Funding II, the Originators, HLIOC or the Company;

•	certain government agencies taking action with respect to the assertion of a lien against the property of Funding II, the Originators, HLIOC or the Company;

•	the transaction documents ceasing to be in full force and effect; and

•	an event of default under the Company’s Amended and Restated Credit Agreement dated as of April 11, 2005, as amended.
     The descriptions of the Financing Agreement, the OPA and SPA contained herein are qualified in their entirety to such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
(c) Exhibits.
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.
By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and Secretary

Dated: June 5, 2006
Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HLI OPERATING COMPANY, INC.
By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and Secretary

Dated: June 5, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1
Receivables Financing Agreement, dated as of May 30, 2006, among Hayes Funding II, Inc., the financial institutions from time to time party thereto (“Lenders”), Citicorp USA, Inc. as the program agent for the Lenders and HLI Operating Company, Inc., as servicer.

10.2	Originator Purchase Agreement, dated as of May 30, 2006, among Hayes Funding I, LLC, a Delaware limited liability company and the wholly-owned subsidiaries of the Company named therein as Originators.

10.3	Secondary Purchase Agreement, dated as of May 30, 2006, between Hayes Funding I, LLC, a Delaware limited liability company and Hayes Funding II, Inc., a Delaware corporation.

99.1	Press Release Issued by Hayes Lemmerz International, Inc. on May 31, 2006.